                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Aehr Test Systems                         Investor Relations Contact:
Ken Spink                                 Todd Kehrli or Jim Byers
Chief Financial Officer                   MKR Group, Inc.
(510) 623-9400 x309                       (323) 468-2300
                                          aehr@mkr-group.com

 Aehr Test Systems Reports First Quarter Fiscal 2017 Financial Results
        Reports Bookings in the First Quarter of $10.4 Million

Fremont, CA (September 29, 2016) - Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its first quarter of fiscal 2017 ended August 31, 2016.

Fiscal First Quarter Financial Results:

- Net sales were $5.3 million, compared to $6.6 million in the first quarter of fiscal 2016.

- GAAP net loss was $755,000, or $0.06 loss per diluted share, compared to GAAP net income of $294,000, or $0.02 income per diluted share, in the same quarter a year ago.

- Non-GAAP net loss was $543,000, or $0.04 loss per diluted share, compared to non-GAAP net income of $613,000, or $0.04 income per diluted share, in the same quarter a year ago.

- Bookings in the first quarter of fiscal 2017 were $10.4 million.

An explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in this release.

Recent Business Highlights:

- Began production shipments to the company's initial lead customer for its FOXTM-1P single wafer test system and shipped and received acceptance on multiple production systems.

- Announced first FOX-XP multi-wafer production test cell order from one of the top semiconductor manufacturers in the world totaling more than $4.5 million that includes a FOX-XP System configured to test
  18 wafers simultaneously, a FOX-XP WaferPak Aligner, and initial set of FOX-XP WaferPak Contactors.

- Announced follow-on orders totaling over $4 million for multiple ABTSTM packaged part burn-in and test systems from a leading multi-national manufacturer of advanced logic integrated circuits (ICs) for automotive, embedded processing, digital signal processing and analog applications.

- Announced manufacturing and development partnership with semiconductor test equipment provider Semics Inc. (Semics) for wafer handling and alignment equipment for Aehr Test's FOX systems, including an investment by Semics in 200,000 shares of Aehr Test common stock.

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Aehr Test Systems Reports First Quarter Fiscal 2017 Financial Results
September 29, 2016
Page 2 of 6


- After the fiscal quarter, successfully completed private placement of approximately $5.9 million in shares of the company's common stock with certain institutional and accredited investors.

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

"We believe we are off to a great start to our new fiscal year with over $10 million in bookings in the first quarter, which includes our first production order for our new FOX-XP multi-wafer test and burn-in system and a large multi-system follow-on order for our ABTS packaged part test and burn-in systems. We are encouraged to see the uptick in business for our packaged part systems after experiencing softness in this base business during the past fiscal year.

"We began initial shipments of our new FOX-1P engineering and production systems during our fiscal first quarter and will continue shipments from our backlog into our fiscal second quarter. The FOX-1P Wafer Level Test and Burn-in System cost effectively addresses full wafer testing of multiple device types including flash memories, microcontrollers, and automotive devices. These shipments, along with the delivery and acceptance of the first single wafer version of our FOX-XP multi-wafer system in February 2016 were key milestones in the release of our new FOX-P platform of both single and multi-wafer test and burn-in systems that have been in development the last few years. We believe this new family of products provides unique and highly valuable test and burn-in solutions for our customers and more than doubles our total available market to over $400 million annually beginning this fiscal year.

"These new products provide Aehr Test with a platform for growth that we believe will help us accomplish our previously announced guidance for significant year-over-year growth in our bookings, revenue and bottom line during this fiscal year."

Management Conference Call
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its first quarter fiscal 2017 operating results. To access the call dial 888-708-5690 (+1 913-312-0982 outside the United States) and give the participant pass code 6896012.
In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on October 6, 2016. To access the replay dial-in information, please click here.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems and WaferPak contactors. The ABTS systems are used in production and qualification testing of packaged parts for both low-power and high-power logic as well as memory devices. The FOX family of systems includes single and multi-wafer full wafer contact test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. For more information, please visit Aehr Test's website at www.aehr.com.

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Aehr Test Systems Reports First Quarter Fiscal 2017 Financial Results
September 29, 2016
Page 3 of 6

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business. Aehr
Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.



                       -Financial Tables to Follow-

























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Aehr Test Systems Reports First Quarter Fiscal 2017 Financial Results
September 29, 2016
Page 4 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                                    Three Months Ended
                                               ----------------------------
                                                Aug 31,   May 31,   Aug 31,
                                                 2016      2016      2015
                                               --------  --------  --------
Net sales                                      $ 5,318   $ 1,571    $ 6,633
Cost of sales                                    3,112     1,669      3,250
                                               --------  --------  --------
Gross profit                                     2,206       (98)     3,383
                                               --------  --------  --------
Operating expenses:
 Selling, general and administrative             1,716     1,722      1,845
 Research and development                        1,060     1,046      1,062
                                               --------  --------  --------
  Total operating expenses                       2,776     2,768      2,907
                                               --------  --------  --------
  (Loss) income from operations                   (570)   (2,866)       476

Interest expense                                  (178)     (168)      (135)
Other expense, net                                  (3)      (23)       (24)
                                               --------  --------  --------
  (Loss) income before income tax
  (expense) benefit                               (751)   (3,057)       317

Income tax (expense) benefit                        (4)        1        (23)
                                               --------  --------  --------
  Net (loss) income                               (755)   (3,056)       294


Less: Net income attributable to the
        Noncontrolling interest                     --        --         --

  Net (loss) income attributable to Aehr       --------  --------  --------
        Test Systems common shareholders        $ (755)  $(3,056)   $   294
                                               ========  ========  ========

Net (loss) income per share
  Basic                                        $ (0.06)  $ (0.23)    $ 0.02
  Diluted                                      $ (0.06)  $ (0.23)    $ 0.02

Shares used in per share calculations:
  Basic                                          13,317   13,190     12,963
  Diluted                                        13,317   13,190     13,814




                                      -more-

Aehr Test Systems Reports First Quarter Fiscal 2017 Financial Results September 29, 2016
Page 5 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP to Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                                        Three Months Ended
                                                    --------------------------
                                                     Aug 31,  May 31,  Aug 31,
                                                      2016     2016     2015
                                                    -------- -------- ---------
GAAP net (loss) income                              $  (755) $(3,056)  $  294
Stock-based compensation expense                        212      230      319
                                                    -------- -------- --------
Non-GAAP net (loss) income                          $  (543) $(2,826)  $  613
                                                    ======== ======== ========

GAAP net (loss) income per diluted share            $ (0.06) $ (0.23)  $ 0.02
                                                    ======== ======== ========
Non-GAAP net (loss) income per diluted share        $ (0.04) $ (0.21)  $ 0.04
                                                    ======== ======== ========
Shares used in diluted shares calculation            13,317   13,190   13,814
                                                    ======== ======== ========
Shares used in non-GAAP diluted shares calculation   13,317   13,190   13,814
                                                    ======== ======== ========

______________________________________________________________________


Non-GAAP net (loss) income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net (loss) income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net loss (the most directly comparable GAAP financial measure). These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods.


                                      -more-

Aehr Test Systems Reports First Quarter Fiscal 2017 Financial Results September 29, 2016
Page 6 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                                    (in thousands)
                                     (unaudited)

                                                       August 31,   May 31,
                                                         2016        2016
                                                       --------    --------
ASSETS
Current assets:
  Cash and cash equivalents                             $ 2,342     $   939
  Accounts receivable, net                                1,774         522
  Inventories                                             6,031       7,033
  Prepaid expenses and other                                305         254
                                                       --------    --------
      Total current assets                               10,452       8,748

Property and equipment, net                                 789       1,204
Other assets                                                 95          94
                                                       --------    --------
      Total assets                                      $11,336     $10,046
                                                       ========    ========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                      $ 1,906     $ 1,413
  Accrued expenses                                        1,372       1,553
  Customer deposits and deferred revenue, short-term      2,724       1,714
                                                       --------    --------
      Total current liabilities                           6,002       4,680

Long-term debt                                            6,006       5,962
Deferred revenue, long-term                                  63         127
                                                       --------    --------
     Total liabilities                                   12,071      10,769

Aehr Test Systems Shareholders' deficit                    (714)       (703)
Noncontrolling interest                                     (21)        (20)
                                                       --------    --------
      Total shareholders' deficit                          (735)       (723)
                                                        --------    --------
      Total liabilities and shareholders' deficit       $11,336     $10,046
                                                       ========    ========








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